EXHIBIT 10.1

PHARMAGEN, INC.
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SECURITIES EXCHANGE AGREEMENT

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SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is entered into on December 16, 2013 (the “Effective Date”) by and between Pharmagen, Inc., a Nevada corporation (the “Company”), and Old Line Partners, LLC, a Nevada limited liability company (the “Shareholder”). The Company and Shareholder shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. Shareholder is the holder of three million (3,000,000) shares of Class A Preferred Stock of the Company (the “Class A Shares”);

B. The Company, and its Board of Directors, has created a class of shares designated as Series B Convertible Preferred Stock, consisting of five million one hundred thousand (5,100,000) shares (the “Series B Shares”), the rights, privileges, and preferences of which are set forth in that certain Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”);

C. The Company is in the process of reorganizing its capital structure, including the recent launch of a round of bridge financing and engaging in discussions with multiple acquisition targets, and as a result and in connection therewith the Parties desire to exchange the Class A Shares for the Series B Shares as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. EXCHANGE: On the Closing Date (as hereinafter defined), on the basis of the representations, warranties, and agreements set forth in this Agreement, the Shareholder shall exchange the Class A Shares, and all of Shareholder’s rights and privileges arising thereunder, for the Series B Shares, which transaction shall be referred to herein as the “Exchange.”

2. CLOSING AND DELIVERY:

a) Upon the terms and subject to the conditions set forth herein, the consummation of the Exchange (the “Closing”) shall be held automatically upon the filing of the Certificate of Designation with the Secretary of State of Nevada, or at such other time mutually agreed upon between the Parties (the “Closing Date”). The Closing shall take place at the offices of counsel for the Company set forth in Section 6 hereof, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the Parties hereto.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SHAREHOLDER: The Shareholder hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Shareholder represents that he is acquiring the Series B Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Series B Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk. Shareholder acknowledges that an investment in the Series B Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Series B Shares for an indefinite period of time and to suffer a complete loss of his investment.

c) Access to Information. The Shareholder acknowledges that the Shareholder has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Shareholder considers necessary in connection with the Shareholder’s investment in the Series B Shares. As a result, the Shareholder is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Shareholder may have had with respect thereto. The Shareholder understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Shareholder’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Series B Shares; and

(iv) The tax consequences of this investment.

The Shareholder has consulted with the Shareholder’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Shareholder in the Series B Shares and the merits and risks of an investment in the Series B Shares.

d) Series B Shares Part of Private Placement. The Shareholder has been advised that the Series B Shares have not been registered under the Series B Shares Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Series B Shares is to be effected and the Series B Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Series B Shares and Exchange Commission under the Act, and under any applicable state blue sky authority. The Shareholder understands that the Company is relying in part on the Shareholder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Shareholder’s representations, the Shareholder has in mind merely acquiring the Series B Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Shareholder has no such intention.

e) Further Limitations on Disposition. Shareholder further acknowledges that the Series B Shares are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Series B Shares, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Shareholder further agrees not to make any disposition of all or any portion of the Series B Shares unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Shareholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Shareholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Shareholder to a partner (or retired partner) of Shareholder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Shareholders hereunder as long as the consent of the Company is obtained.

f) Accredited Investor Status (Please check one). Shareholder is an “accredited investor” as such term is defined in Rule 501 under the Act.

g) Shareholder Authorization. The Shareholder, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms; and the person signing this Agreement on behalf of the Shareholder is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

a) Authority of Company. The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. Notwithstanding the foregoing, the Company does not have sufficient authorized but unissued common stock to honor the conversion of the Series B Shares; however, the Company hereby agrees to take all necessary action to increase its authorized but unissued common stock within a commercially reasonable time.

b) Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Series B Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The issuance of the Series B Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Shareholder through no action of the Company; provided, however, that the Series B Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. Notwithstanding the foregoing, the Company does not have sufficient authorized but unissued common stock to honor the conversion of the Series B Shares; however, the Company hereby agrees to take all necessary action to increase its authorized but unissued common stock within a commercially reasonable time.

c) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Series B Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

5. INDEMNIFICATION: The Shareholder hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Shareholder’s representations, warranties or agreements herein;

(b) Any disposition of any Series B Shares contrary to any of the Shareholder’s representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Series B Shares.

6. MISCELLANEOUS:

a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Maryland as applied to agreements among Maryland residents, made and to be performed entirely within the State of Maryland. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Montgomery County, Maryland, United States of America.

c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address of record for each party.

f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Shareholder.

g) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Shareholder’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency. All currency is expressed in U.S. dollars.

IN WITNESS WHEREOF, the Parties have executed this Series B Shares Exchange Agreement as of the date first written above.

“Company”	“Shareholder”

Pharmagen, Inc.,	Old Line Partners, LLC,
a Nevada corporation	a Nevada limited liability company

/s/ Mackie Barch	/s/ Mackie Barch
By: Mackie Barch	By: Mackie Barch
Its: President	Its: Manager

Exhibit A

Certificate of Designation